EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 3, 1998 (except for Note 13 for which the date is March 18, 1998 and Notes 7 and 14 for which the date is October 6, 1998), on our audits of the financial statements of Harris Webb & Garrison, Inc. We also consent to the references to our firm under the captions "Experts."

                                                       CHESHIER & FULLER, L.L.P.

Dallas, Texas
October 7, 1998